Exhibit 10.1


                          BESTNET COMMUNICATIONS CORP.
                             (A NEVADA CORPORATION)

                             NOTE PURCHASE AGREEMENT


The parties to this Agreement are BestNet Communications Corp, a Nevada corporation having its principal place of business at [address] ("the Company") and Stanley L. Schloz ("Schloz") as Trustee of the Schloz Family 1998 Trust, who se address is 10050 East Sonoran Vista Circle, Scottsdale, AZ 85255, and Fred Burstein ("Burstein"), whose address is 510 First Ave No., Suite 610, Minneapolis .MN. 55403. Schloz and Burstein are sometimes each called herein a "Lender" and collectively the "Lenders".

The parties have agreed as follows:


                                 1. TRANSACTION

The Company, by due action of its Board of Directors, has authorized the offer and sale to the Lenders, under this Agreement, of a series of Secured Convertible Notes (collectively the "Notes", separately a "Note") in the aggregate principal amount of $75,000, each convertible into Units, each Unit consisting of (a) three (3) shares of the common stock of the Company, $0.001 par value ("the Common Stock"), (b) one (1) share of the Series A Preferred Stock ("Preferred Stock") of the Company and a Warrant for the purchase of one share of Common Stock as provided therein. The form of the Notes, the Statement of Rights and Privileges of the Preferred Stock and the Warrant shall be as respectively shown in Exhibits 1A, 1B and 1C, attached hereto.


                              2. PURCHASE AND SALE

2.1 Notes. Subject to all of the terms and conditions of this Agreement, the Company will issue and sell to Schloz a Note in the principal amount of $25,000 and to Burstein a Note in the principal amount of $50,000 and each Lender will purchase a respective Note from the Company at a price equal to the principal amount of such Note; provided that all such terms and conditions are satisfied.

2.2 Closing. The purchase by and sale to the Lenders of the Notes (the "Closing") shall take place at 11:00 AM, local time, on January 8, 2004 at the offices of the Company at 5075 Cascade Road SE, Suite A, Grand Rapids, Michigan 49546, or at such other time or place upon which the Company and the Lenders may agree (such date being hereinafter called the "Closing Date"). At the Closing, the Company shall deliver to the Lenders or their representative instruments evidencing the Note and other items required to be delivered to the respective Lenders pursuant to this Purchase Agreement.


          3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

As an inducement to the Lenders to enter into this Agreement and to purchase and pay for the respective Notes, the Company represents, warrants and agrees that:

3.1 Disclosure Documents. The Company has heretofore delivered to the Lenders a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2003, as filed with the Securities and Exchange Commission, every

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Report filed with the said Commission subsequent thereto pursuant to the
Securities Exchange Act of 1934, together with all exhibits annexed thereto, and each press release or other public announcement including without limitation all shareholder communications (such Reports and the exhibits annexed thereto, press releases, public announcements, shareholder communications are called collectively herein the "Disclosure Documents", which term shall include any additions or supplements thereto). The Company has carefully prepared the Disclosure Documents or has caused them to be so prepared. When read as one document, the Disclosure Documents are intended to provide all of the information required to be contained in a registration statement under the 1933 Act, including without limitation, a prospectus as that term is defined in
Section 2(10) of the 1933 Act, except as such requirement is modified by Regulation D. Except as disclosed in Schedule 3.1 attached hereto, the Disclosure Documents are, and shall be on the Closing Date, true and correct and shall not omit to state any material fact necessary to make the statements made in the Disclosure Documents not misleading on and as of such date.

3.2 Valid Existence. The Company was duly organized and is validly existing as a corporation under the laws of Nevada and is duly qualified to do business in Michigan and in Ontario and in each other jurisdiction where qualification is material to its business as presently conducted.

 3.3 Authority for Agreement. This Agreement has been duly authorized by all necessary corporate action of the Company and, when executed and delivered by the Company, will be a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity, and except that the indemnification provisions of the Agreement may be held to be violative of public policy under either federal or state laws in the context of the offer or sale of securities.

3.4 Validity of Notes. The Notes, when issued and paid for at the Closing, will be duly authorized, validly existing obligations of the Company, enforceable in accordance with their terms.

3.5 Validity of Units. The Units issuable upon the due conversion of the Notes and will, when issued in accordance with the terms of such Notes, constitute duly authorized, legally and validly issued Units, fully paid and non-assessable.

3.6 No Conflicting Rights. The holders of the outstanding Common Stock and Preferred Stock of the Company are not entitled to pre-emptive or other rights to subscribe for the Notes. This transaction does not give rise to any rights relating to the registration of any shares of Common Stock.




          4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE LENDERS

Each Lender, for himself and not for the other Lender, hereby represents and warrants to and agrees with the Company as follows (provided that such representations, warranties and agreements do not diminish or obviate the representations, warranties and agreements of the Company set forth in this Agreement):

4.1 Authority. Such Lender has full power and authority to enter into this Agreement, which, when executed and delivered, will constitute his valid and legally binding obligation.

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4.2 Purchase for Own Account. The Notes and the common stock issuable upon the due conversion of the Notes ("the Securities") will be acquired for investment for the respective personal account of each Lender and not with a view to the resale or distribution of any part thereof, and such Lender has no present intention of selling, granting any participation in or otherwise distributing the same; and has no contract, undertaking, agreement or arrangement with any person to sell transfer or grant participations to such person or to any third person, with respect to any of the Securities. Nothing in this paragraph 4.2, however, limits the right of such Lender to have the Securities registered as provided in Section 6 of this Agreement.

4.3 Accredited Investor. The net worth of each Lender, or joint net worth together with his spouse, exceeds $1,000,000. The term "net worth" as used in this paragraph means the excess of the Lender's assets over his liabilities and, if included among his assets, his principal residence is valued at fair market value. Each Lender is familiar with the definition of Accredited Investor under the Securities Act of 1933 and the regulations promulgated thereunder and are an Accredited Investor. Schloz separately represents and warrants that the Schloz Family 1998 Trust is a revocable "grantor trust" for the benefit of himself and his spouse.

4.4 Restricted Securities. The Lenders understand that none of the Securities may be sold, transferred, or otherwise disposed of without registration under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely.

4.5 Legends. To the extent applicable, the Note and any certificate evidencing any of the common stock issuable upon the due conversion thereof will be endorsed with legends substantially in the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                 5. CONDITIONS TO THE OBLIGATIONS OF THE LENDERS

The respective obligations of the Lenders to purchase Notes under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions; provided that it shall be a separate condition to the obligations of each Lender that the other Lender shall purchase a Note as provided in Section 1 of this Agreement:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true as of and shall survive each respective Closing.

5.2 No Deterioration. Except as described in Schedule 5.2 attached hereto, nothing has occurred since the date of the Disclosure Documents that has or may reasonably be expected to affect materially adversely the Company, its assets or its business.

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5.3 No Security Interest. Except as described in Schedule 5.3 attached hereto, there are no security interests in favor of any party in any material asset of the Company.

5.4 Officer Certificates. The Chief Executive Officer and the Principle Accounting Officer of the Company shall have delivered at the Closing a certificate, substantially in the form shown by Exhibit 5.4 attached hereto, to the effect that the Company has complied with all agreements, obligations and conditions required of it pursuant to this Agreement.

5.5 Satisfaction with Inquiries, etc. The Lenders shall be satisfied with the results of their inquiries into the Company and its business and affairs, including without limitation the status of all executive employment agreements to which the Company is a party and the status, as outstanding or terminated, of all rights, options and warrants for the purchase of any of the Company's securities that were in the past awarded or purported to be awarded to any executive employee of the Company.


                             6. REGISTRATION RIGHTS

The Company covenants and agrees as follows:

6.1 Definitions. For purposes of this Section 6:

          (a) The term "Holder" means any person owning or having the right to acquire Registrable Securities pursuant to the Note or upon the conversion thereof.

          (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (c) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and such registration statement or document becoming effective.

          (e) The term "Registrable Securities" means the (i) Units, and their underlying securities issuable or issued upon the conversion of any Note and
(ii) any Common Stock issued as (or issuable) upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of shares referenced in (i) and (ii) above, but excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 6 are not assigned.

          (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (g) The term "SEC" means the United States Securities and Exchange Commission.

All other capitalized terms used in this Section, which are not defined herein, shall have the meaning otherwise given in this Agreement.

6.2 Request for Registration.

(a) If the Company shall receive at any time after the date of this agreement, a written request from the Holders of forty-nine percent (49%) or greater of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of any part of the Registrable Securities then outstanding, then the Company shall:

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     (i) within ten (10) calendar days of the receipt thereof; give written notice of such request to all Holders; and

     (ii) use its best efforts to effect as soon as practicable, and in any event within sixty (60) calendar days of the receipt of such request, the filing of a registration statement under the Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 5.2(b), within two hundred ten (210) business days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 6.2(a) and the Company shall include such information in the written notice referred to in sub section 6.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 6.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty(60) calendar days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 6.2:

     (i) After the Company has effected one registration pursuant to this
Section 6.2 and such registration has been declared or ordered effective; or

     (ii) After the First Effective Date, if the Company has filed and had declared effective a registration statement with respect to the sale of all of the Registrable Securities and has kept such registration statement effective until the later of: (A) December 31, 2006, or two hundred ten (210) calendar days after the effective date of such registration statement. Notwithstanding the foregoing, the above period for maintenance of effectiveness of the 210-day period set forth in subsection 6.2(d)(ii)(B) above shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

6.3 Company ("Piggyback") Registration. If at any time commencing on the Closing Date (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under

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the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration of securities to be offered by employees pursuant on employee benefit plan on Form S-8, or a registration in connection with an exchange offer or any acquisition or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, give each Holder written notice of such proposed registration at least thirty (30) days prior to filing the registration statement respecting such proposed registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company in accordance with this Agreement, the Company shall cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered, subject to paragraph 6.1, hereof.

6.4 Obligations of the Company. Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall use its best efforts to, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, keep such registration statement current and effective for a period of up to the earlier of two hundred seventy (270) calendar days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such period shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that in no event shall the Company be required to qualify to do business in any state or to take any action which would subject it to general or unlimited service of process in any state where it is not now so subject.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 5, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 6, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated on such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

6.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6, that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and on the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

6.6 Expenses Of Registration. All expenses incurred in connection with any registration, filing or qualification pursuant to this Section 6, including without limitation all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriter's commissions and fees and any fees of others employed by a selling Holder other than the one counsel for the selling Holders referenced above, shall be borne by the Company.

6.7 Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under paragraph 6.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize or in any way reduce the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein

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owned by each selling Shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

6.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 6:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1934 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any state securities law or regulation, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in a connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subparagraph 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or his or their representative or agent.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors and officers, any underwriter (as defined in the 1933 Act) for the Company, each person, if any, who controls the Company or any such underwriter within the meaning of the 1933 Act or the 1934 Act, and any other holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (or actions in respect thereto) which arise out of or are based upon any Violation,

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in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or his representative or agent expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, any person who controls the Company, any underwriter or controlling person of any such underwriter, any other such Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subparagraph 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided further that the obligations of each selling Holder hereunder shall be limited to an amount equal to the proceeds of each such selling Holder of the shares sold by such selling Holder pursuant to such registration.

          (c) Promptly after receipt by an indemnified party under this paragraph 6.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph 5.7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this paragraph 6.8.

          (d) If the indemnification provided for in this Section 6.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6, or otherwise.

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6.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration form which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, the Company agrees to for up to three (3) years:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the Company is a Public Corporation.

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

          (c) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon reasonable request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration or pursuant to such form.

The utilization of Rule 144 by any Holder to sell any securities of the Company, including without limitation any Registrable Securities, shall not affect the Company's obligations to register any Registrable Securities pursuant to this Agreement.

6.10 Delay of Registration. No holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

6.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least ten percent (10%) of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation, the provisions of Section 5.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 5.

6.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed hereunder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to or within one hundred twenty (120) days of the effective date of any registration effected pursuant to this Agreement.

6.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 6 after six (6) years following the date after which Holders may request registration of the Registrable Securities pursuant to Section 6.2(a) nor at any time when the Holder has the right to sell all of his Registrable Securities pursuant to SEC Rule 144(k).

6.14 Amendments and Waivers. Any term or provision of the registration rights stated in this Agreement may be amended and the observance of any term of such rights may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least sixty-seven percent (67%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.


                              7. FURTHER AGREEMENTS

7.1 Successors and Assigns. This Agreement shall be binding upon the successors and assigns, if any, of each Lender, except as provided by certain state laws.

7.2 Indemnification. Each Lender shall indemnify, hold harmless and defend the Company and its affiliates and agents with respect to any and all loss, damage, expense, claim, action or liability any of them may incur as a result of the breach or untruth of any representations or warranties made by such Lender herein, and each Lender agrees that in the event of any breach or untruth of any representations or warranties made by him herein, the Company may, at its option, forthwith rescind the sale of the Notes and Common Stock to such Lender.

7.3 Operating Statements. For as long as any of the Notes remain outstanding, the Company shall furnish to the Lenders, forthwith upon the preparation thereof, correct copies of its monthly operating statements, press releases and other public announcements, and its quarterly, annual and other Reports filed with the Securities and Exchange Commission

7.4 Legal Fees and Expenses. At the Closing, the Company shall, in consideration of this Agreement, reimburse the Lenders in the amount of $5,000 as and for their legal fees and other expenses in connection with this transaction.


                          8. GENERAL AND MISCELLANEOUS

8.1 Survival Of Warranties. The warranties, representations and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and any inquiries by any party.

8.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Arizona without regard to conflicts of law.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of this _____ day of January, 2004.



-----------------------------------
Stanley L. Schloz

-----------------------------------
Fred Burstein

BESTNET COMMUNICATIONS CORP.

by                                                 , President
  -------------------------------------------------

ATTEST:                                         , Secretary
        ----------------------------------------

                Exhibit 1A - Form of Convertible Promissory Note





                Exhibit 1A - Form of Convertible Promissory Note

    Exhibit 1B - Statement of Rights, Preferences and Privileges of Series A
                                Preferred Stock





    Exhibit 1B - Statement of Rights, Preferences and Privileges of Series A
                                Preferred Stock

                          Exhibit 1C - Form of Warrant





                          Exhibit 1C - Form of Warrant

                      Schedule 3.1 - Additional Disclosures





                      Schedule 3.1 - Additional Disclosures

                         Exhibit 5.4 Officer Certificate


The undersigned, _______________________, hereby certifies that he is the [Chief Executive Officer] [Chief Financial Officer] of Best Net Communications Corp, a Nevada corporation ("the Company") and further certifies as follows to the purchasers of the Company's 2004 Convertible Promissory Notes:

     1. As such officer he is familiar with the business, affairs and assets of the Company and with the provisions of a certain Note Purchase Agreement ("Agreement") between the Company on the one hand and Messrs Fred Burstein and Stanley L. Schloz on the other and acknowledges that the making, delivery and accuracy of this Certificate is a condition to the performance of the Purchasers under the Agreement.

     2. To the best of his knowledge, after careful inquiry, the representations and warranties of the Company contained in the Agreement are true and correct on and all conditions required to be fulfilled as a condition to the obligations of the Purchasers have been fulfilled and as of the date of this Certificate.

     3. Nothing in the Agreement or any attachment thereto or document delivered in connection therewith contains any untrue statement of a material fact or omits to make a statement necessary to make the statements made therein not misleading.



Signed at Grand Rapids, Michigan on the        day of January 2004
                                        -------
By



------------------------------------------

    [Name and Title]


                         Exhibit 5.4 Officer Certificate